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                           EXHIBIT (8)
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                      LEWIS, RICE & FINGERSH

                   A LIMITED LIABILITY COMPANY

                        ATTORNEYS AT LAW

                  500 N. BROADWAY, SUITE 2000
                ST. LOUIS, MISSOURI 63102-2147

                       TEL (314) 444-7600



                        December 20, 1994



Board of Directors
Boatmen's Bancshares, Inc.
800 Market Street
St. Louis, Missouri 63102

Board of Directors
Boatmen's Texas, Inc.
800 Market Street
St. Louis, Missouri 63102

Attention:  Gregory L. Curl, Vice Chairman

Board of Directors
Dalhart Bancshares, Inc.
323 Denver Avenue
Dalhart, Texas 79022

Attention:  John M. Koehler, President

     RE: MERGERS OF DALHART BANCSHARES, INC. INTO BOATMEN'S TEXAS, INC. AND CITIZENS STATE BANK OF DALHART INTO BOATMEN'S
          FIRST NATIONAL BANK OF AMARILLO

Gentlemen:

     You have requested our opinions as to the federal income tax consequences of (i) the proposed merger (the "Holding Company Merger") of Dalhart Bancshares, Inc. ("Dalhart") into Boatmen's Texas, Inc. ("AcquisitionCo") pursuant to the Agreement and Plan of Merger, dated May 19, 1994, as amended on December 20, 1994, by and among Boatmen's Bancshares, Inc. ("Boatmen's"), Dalhart, Dalhart Bancshares of Delaware, Inc. and AcquisitionCo ("Holding Company Merger Agreement"), and (ii) the proposed merger ("Subsidiary Merger") of Citizens State Bank of Dalhart ("Bank") into Boatmen's First National Bank of Amarillo ("Subsidiary") pursuant to the Agreement to Merge, dated June 30, 1994 ("Subsidiary Merger Agreement") between Bank and Subsidiary.

     In issuing the opinions set forth in this letter, we have relied upon (1) the factual representations and supplemental representations made by Boatmen's and AcquisitionCo dated

ST. LOUIS, MISSOURI * KANSAS CITY, MISSOURI * CLAYTON, MISSOURI *
WASHINGTON, MISSOURI * BELLEVILLE, ILLINOIS * HAYS, KANSAS * LEAWOOD, KANSAS


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                     LEWIS, RICE & FINGERSH
December 20, 1994
Page 2


September 16, 1994 and September 26, 1994, the factual representations made by Subsidiary, dated September 14, 1994, the factual representations made by Dalhart and Bank, dated September
26, 1994, and the factual representations made by Dalhart-Delaware, dated September 27, 1994 (the "Representations"), (2) the
Holding Company Merger Agreement, (3) the Subsidiary Merger Agreement and (4) the facts, information and documentation set forth in the Registration Statement on Form S-4 of Boatmen's filed with the Securities and Exchange Commission in connection with the Merger, as amended ("Registration Statement").

     The opinions set forth in this letter are predicated upon our understanding of the facts set forth in the Holding Company Merger Agreement, the Subsidiary Merger Agreement, the Representations, and the Registration Statement. Any change in such facts may adversely affect our opinions. Furthermore, as explained below, our opinions are based upon our understanding of the existing provisions of the Code, currently applicable regulations promulgated under the Code, current published administrative positions of the Internal Revenue Service such as revenue rulings and revenue procedures, and existing judicial decisions, all of which are subject to change either prospectively or retroactively. Any change in such authorities may adversely affect our opinions. We assume no obligation to update our opinions for any deletions or additions to or modification of any law applicable to the Holding Company Merger or the Subsidiary Merger.

     The following opinions reflect our legal judgment solely on the issues presented and discussed herein. The issues in this matter are complex. There are no published cases, rulings, regulations or administrative positions to support the opinions set forth herein with respect to the Subsidiary Merger. Accordingly, we cannot assure you that the Internal Revenue Service will agree with the opinions expressed herein, nor can we assure you that a court of competent jurisdiction will agree with such opinions.


Opinions Regarding Subsidiary Merger
- ------------------------------------

     In view of the foregoing and in view of the complexity of the issues and based on the limited amount of reliable authority described above and on our review of the Subsidiary Merger Agreement, the Representations, and the Registration Statement, and assuming that the transactions described therein are completed as described, our opinions as to federal income tax consequences of the Subsidiary Merger are as follows.

     1. The Subsidiary Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.



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                      LEWIS, RICE & FINGERSH
December 20, 1994
Page 3


     2. Pursuant to Section 354(a)(1) of the Code, no gain or loss will be recognized by shareholders of Bank who exchange all of their Bank common stock, solely for shares of Boatmen's voting common stock.

     3. Pursuant to Section 358(a)(1) of the Code, the basis of the Boatmen's common stock received by those shareholders of Bank receiving solely Boatmen's common stock (including any fractional share to which such shareholder would be entitled) will be the same, in each instance, as the basis of the Bank common stock surrendered in exchange therefor.

     4. Pursuant to Section 1223(1) of the Code, the holding period of Boatmen's common stock received by the shareholders of Bank (including any fractional shares to which they may be entitled) will include, in each instance, the period during which Bank common stock surrendered in exchange therefor was held, provided that such stock is held as a capital asset in the hands of such shareholders on the date of the exchange.

Opinions Regarding the Holding Company Merger
- ---------------------------------------------

     Based on our review of the Holding Company Merger Agreement, the Representations, and the Registration Statement, and assuming that the transactions described therein are completed as described, our opinions as to federal income tax consequences of the Holding Company Merger are as follows.

     1. The Holding Company Merger will constitute a reorganiza-tion within the meaning of Section 368(a) of the Internal Revenue
Code of 1986, as amended.

     2. Pursuant to Section 354(a)(1) of the Code, no gain or loss will be recognized by shareholders of Dalhart who exchange all of their Dalhart common stock, solely for shares of Boatmen's voting common stock.

     3. Pursuant to Section 358(a)(1) of the Code, the basis of the Boatmen's common stock received by those shareholders of Dalhart receiving solely Boatmen's common stock (including any fractional share to which such shareholder would be entitled) will be the same, in each instance, as the basis of the Dalhart common stock surrendered in exchange therefor.

     4. Pursuant to Section 1223(1) of the Code, the holding period of Boatmen's common stock received by the shareholders of Dalhart (including any fractional shares to which they may be entitled) will include, in each instance, the period during which the Dalhart common stock surrendered in exchange therefor was held,

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                      LEWIS, RICE & FINGERSH
December 20, 1994
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provided that such stock is held as a capital asset in the hands of such shareholders on the date of the exchange.

     We express no opinion with regard to the federal income tax consequences of the Holding Company Merger and Subsidiary Merger not addressed expressly by the above opinions. In addition, we express no opinion as to any state or local tax consequences with respect to these transactions.

     The shareholders of Dalhart and Bank should consult with a qualified tax advisor with respect to any reporting requirements which may be applicable, or any other tax considerations not expressly mentioned herein.

     We consent to the use of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              LEWIS, RICE & FINGERSH, L.C.



                              /s/ LEWIS, RICE & FINGERSH, L.C.